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                                                                      Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 16, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of the PayPal Money Market Fund, a series of PayPal Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 16, 2006, relating to the financial statements which appear in the December 31, 2005 Annual Report to Interestholders of the Money Market Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP

San Francisco, California
April 26, 2006